Form 4 Joint Filer Information

Name:					Pacific USA Holdings Corp.

Address:				2740 N. Dallas Parkway, Suite 200
					Plano, Texas  75093

Name:					Pacific Holdings Group

Address:				2740 N. Dallas Parkway, Suite 200
					Plano, Texas  75093

Designated Filer:			Pacific Electric Wire & Cable Co., Ltd.

Issuer & Ticker Symbol		AutoCorp Equities, Inc. (ACOR)

Date of Event
	Requiring Statement		8/20/04

Signatures:
PACIFIC USA HOLDINGS CORP.


By:  /s/ Michael Lee
Name:	Michael Lee
Title:	Chairman


PACIFIC HOLDINGS GROUP


By:  /s/ Michael Lee
Name:	Michael Lee
Title:	Chairman